UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2005

Exact Name of Registrant as Specified in its Charter,
Commission	State of Incorporation, Address of Principal	IRS Employer
File Number	Executive Offices and Telephone Number	Identification No.

1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On November 17, 2005, the Board of Directors of DTE Energy Company (the “Company”) approved the Company’s 2006 non-employee director compensation which is the same as their approved 2005 compensation except for an increase in the number of shares of phantom stock to be awarded. The 2006 compensation arrangements are summarized below.
Non-employee directors will receive a cash retainer of $50,000 annually. In recognition of the added duties, the chairperson of the Audit Committee will receive an additional $10,000 annually and the chairpersons of all other committees will receive an additional $5,000 annually. Non-employee directors also will receive $2,000 for each Board meeting attended and $1,000 for each committee meeting attended.
Upon first election to the Board, each non-employee director will receive 1,000 shares of time-based restricted stock under the Company’s Stock Incentive Plan, which shares will be subject to three year vesting and forfeiture. For 2006, each non-employee director will receive 1,750 shares of vested phantom stock, an increase of 500 shares over what was approved for 2005, under the Company’s Deferred Stock Compensation Plan for Non-Employee Directors, which shares will be subject to three year deferral. In addition, the Company will pay the premiums on directors’ life and travel accident insurance.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On November 17, 2005, Peter B. Oleksiak was elected by the Board of Directors of the Company to the position of Controller, effective December 5, 2005. Prior to Mr. Oleksiak, Daniel G. Brudzynski had served as Vice President and Controller for the Company since February 2001 and will continue to serve as such until the effective date of Mr. Oleksiak’s election. For additional information, please see DTE Energy’s press release dated November 23, 2005, attached as Exhibit 99.1.
Mr. Oleksiak, 39, joined The Detroit Edison Company, a wholly owned subsidiary of DTE Energy, in May 1998 as Nuclear Generation Financial Controller. He was the DTE Energy Finance Lead for the MCN implementation from October 1999 through December 2000 in preparation for DTE Energy’s merger with MCN Energy Group in 2001. He was Group Controller for DTE Energy’s Energy Resources business line from April 2000 through March 2005 and has served as Assistant Controller for DTE Energy Company since March 2005.
Item 9.01. Financial Statements and Exhibits.
(c)  Exhibits

99.1	Press Release of DTE Energy Company dated November 23, 2005.
Forward-Looking Statements:
This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in the Company’s 2004 Form 10-K (which section is incorporated by reference herein), and in conjunction with other SEC reports filed by the Company that discuss important factors that could cause the Company’s actual results to differ materially. The Company expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 23, 2005

DTE ENERGY COMPANY (Registrant)
/s/ Larry E. Steward
Larry E. Steward
Vice President

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of DTE Energy Company dated November 23, 2005.